UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2009

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 9, 2009, Amylin Pharmaceuticals, Inc. and Eli Lilly and Company agreed to an amendment, or the Amendment, of the Collaboration Agreement between the parties, dated September 19, 2002.  The Amendment requires Lilly to give Amylin one year notice of any termination without cause of the Collaboration Agreement.  Prior to amending the agreement, Lilly was required to provide six months notice of any termination without cause.  The parties also clarified allocation and reimbursement procedures of certain shared expenses under the terms of the Collaboration Agreement.  They also agreed to adopt a set of guidelines to govern the working relationship of an integrated medical, development and commercial team for exenatide comprised of Amylin employees and Lilly employees to be located in San Diego.  Amylin and Lilly are parties to a number of other agreements that have been entered into in connection with the development and commercialization of BYETTA® (exenatide) injection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: April 15, 2009	By:	/s/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Governance and Compliance, and Corporate Secretary